Exhibit 2.1
THIRTEENTH AMENDMENT TO
FORMATION AND CONTRIBUTION AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
THIS THIRTEENTH AMENDMENT TO FORMATION AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into effective as of March 1, 2010 (the “Effective Date”), by and among (i) NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“NHP”), (ii) NHP/PMB L.P., a Delaware limited partnership (the “Operating Partnership”), (iii) PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company (“Pac Med LLC”), (iv) PDP MISSION VIEJO LLC, a Delaware limited liability company (“Mission LLC”), (v) PDP ORANGE LLC, a Delaware limited liability company (“Orange LLC”), (vi) PMB BURBANK #2 LLC, a California limited liability company (“Burbank 2 LLC”), (vii) PMB PASADENA LLC, a California limited liability company (“Pasadena LLC”) and (viii) PMB GILBERT LLC, a Delaware limited liability company (“Gilbert LLC”).
R E C I T A L S
A. (i) NHP, (ii) Pac Med LLC, (iii) Mission LLC, (iv) Orange LLC, (v) Burbank 2 LLC, (vi) Pasadena LLC, (vii) Gilbert LLC, (viii) PDP Pomerado LLC, a California limited liability company (“Pomerado LLC”), (ix) Liliha Partners L.P., a California limited partnership (“Liliha LP”), (x) The Plaza at Washoe, LLC, a Nevada limited liability company (“Washoe LLC”), (xi) The Terrace at South Meadows, LLC, a Nevada limited liability company (“Terrace LLC”), (xii) PMB SPE Santa Clarita LLC, a California limited liability company (“Clarita LLC”), (xiii) St. Francis-Lynwood Medical Plaza L.P., a California limited partnership (“Francis LP”), (xiv) Eden Medical Plaza LP, a California limited partnership (“Eden LP”), (xv) PMB Burbank #1 LLC, a California limited liability company (“Burbank 1 LLC”), (xvi) San Gabriel Valley Medical Plaza LLC, a California limited liability company (“SG Valley LLC”), (xvii) PMB Green Valley LLC, a Nevada limited liability company (“Green LLC”), (xviii) PMB Torrance 1 LLC, a California limited liability company (“Torrance LLC”), (xix) PMB Hillsboro LLC, an Oregon limited liability company (“Hillsboro LLC”), and (xx) PMB Chula Vista LLC, a California limited liability company (“Vista LLC”), entered into that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of February 25, 2008 (the “Original Contribution Agreement”), as amended by that certain First Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 10, 2008 (the “First Amendment”), as further amended by that certain Letter Agreement Re: Due Diligence Waiver Letter and Second Amendment to that certain Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 14, 2008 (the “Second Amendment”), as further amended by that certain Third Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 26, 2008 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of March 28, 2008 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of April 22, 2008 (the “Fifth Amendment”), as further amended by that certain Sixth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of May 12, 2008 (the “Sixth Amendment”), as further amended by that certain Seventh Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of June 24, 2008 (the “Seventh Amendment”), as further amended by that certain Eighth Amendment to Formation and Contribution

Agreement and Joint Escrow Instructions, dated as of July 25, 2008 (the “Eighth Amendment”), as further amended by that certain Ninth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of August 27, 2008 (the “Ninth Amendment”), as further amended by that certain Tenth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, entered into on October 21, 2008, but effective as of September 30, 2008 (the “Tenth Amendment”), as further amended by that certain Eleventh Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, dated as of June 1, 2009 (the “Eleventh Amendment”), and as further amended by that certain Twelfth Amendment to Formation and Contribution Agreement and Joint Escrow Instructions, effective as of February 1, 2010 (the “Twelfth Amendment”, and together with the Eleventh Amendment, the Tenth Amendment, the Ninth Amendment, the Eighth Amendment, the Seventh Amendment, the Sixth Amendment, the Fifth Amendment, the Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment and the Original Contribution Agreement, the “Contribution Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth for the same in the Contribution Agreement. For avoidance of confusion, however, the parties acknowledge that all references in the Contribution Agreement to “PMB LLC” shall mean and refer to Pac Med LLC (as defined herein), and where the term “PMB LLC” is used in this Amendment, the same shall instead mean and refer to PMB LLC, a California limited liability company (“PMB LLC”). Pac Med LLC and PMB LLC are affiliates, but are separate legal entities.
B. Pursuant to that certain letter agreement entitled “Termination Acknowledgement — Mission,” dated April 7, 2009 (the “Mission Termination Acknowledgement”), by and among NHP, the Operating Partnership, Pac Med LLC, PMB LLC, PMBRES and Mission LLC, the parties thereto mutually terminated the portion of the Contribution Agreement relating to the Property leased by Mission LLC (the “Mission Property”), upon and subject to the terms thereof.
C. Pursuant to that certain letter agreement entitled “Termination Acknowledgement — Orange,” dated April 7, 2009 (the “Orange Termination Acknowledgement”), by and among NHP, the Operating Partnership, Pac Med LLC, PMB LLC, PMBRES and Orange LLC, the parties thereto mutually terminated the portion of the Contribution Agreement relating to the Property leased by Orange LLC (the “Orange Property”), upon and subject to the terms thereof.
D. Pursuant to that certain letter agreement entitled “Termination Acknowledgement — Gilbert,” dated June 1, 2009 (the “Gilbert Termination Acknowledgement”), by and among NHP, the Operating Partnership, Pac Med LLC, PMB LLC, PMBRES and Gilbert LLC, the parties thereto mutually terminated the portion of the Contribution Agreement relating to the Property leased by Gilbert LLC, upon and subject to the terms thereof. The Mission Termination Acknowledgement, the Orange Termination Acknowledgement, and the Gilbert Termination Acknowledgement shall be referred to herein, collectively, as the “Termination Acknowledgements.”
E. NHP, the Operating Partnership, Pac Med LLC, Mission LLC, Orange LLC, Burbank 2 LLC, Pasadena LLC and Gilbert LLC (notwithstanding the terminations set forth in the Termination Acknowledgements) desire to amend the Contribution Agreement in accordance with the terms and conditions set forth herein.

A G R E E M E N T
NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NHP, the Operating Partnership, Pac Med LLC, Mission LLC, Orange LLC, Burbank 2 LLC, Pasadena LLC and/or Gilbert LLC (as more particularly described below) hereby agree as follows:
1. REINSTATEMENT OF MISSION AND ORANGE PROPERTIES.
1.1 Mission. The parties acknowledge that a change in the conditions affecting the Mission Property has occurred. Accordingly, notwithstanding anything to the contrary contained in the Mission Termination Acknowledgement, or the Contribution Agreement, as hereby amended (including, without limitation, the “Right of First Offer” and the “ROFO Procedures” each as defined and as set forth in Section 2 of the Eleventh Amendment granted in favor of the Operating Partnership and relating to the Mission Property), the parties hereby acknowledge and agree that Mission LLC desires to Transfer all of its right, title and interest in and to the Mission Property and, in lieu of proceeding with the Right of First Offer and ROFO Procedures set forth in the Eleventh Amendment with respect to the Mission Property, all portions of the Contribution Agreement, as hereby amended, relating to Mission LLC and/or the Mission Property, which were heretofore terminated and made of no further force or effect pursuant to the terms of the Mission Termination Acknowledgement, are hereby reinstated in their entirety and are now in full force and effect (as hereby amended), with such prior termination for the Mission Property being hereby rescinded.
1.2 Orange. The parties acknowledge that a change in the conditions affecting the Orange Property has occurred. Accordingly, notwithstanding anything to the contrary contained in the Orange Termination Acknowledgement, or the Contribution Agreement, as hereby amended (including, without limitation, the “Right of First Offer” and the “ROFO Procedures” each as defined and as set forth in Section 2 of the Eleventh Amendment granted in favor of the Operating Partnership and relating to the Orange Property), the parties hereby acknowledge and agree that Orange LLC desires to Transfer all of its right, title and interest in and to the Orange Property and, in lieu of proceeding with the Right of First Offer and ROFO Procedures set forth in the Eleventh Amendment with respect to the Orange Property, all portions of the Contribution Agreement, as hereby amended, relating to Orange LLC and/or the Orange Property, which were heretofore terminated and made of no further force or effect pursuant to the terms of the Orange Termination Acknowledgement, are hereby reinstated in their entirety and are now in full force and effect (as hereby amended), with such prior termination for the Orange Property being hereby rescinded.
1.3 Payment Acknowledgement. The parties acknowledge and agree that that no portion of the “Present Portfolio Premium Adjustment” (as defined in the Eleventh Amendment) which has already been paid in full in connection with the execution of the Eleventh Amendment, and which had accounted for the prior respective terminations of the Mission

Property and the Orange Property, among others, shall be subject to any offset, repayment, refund or forfeiture, notwithstanding the respective reinstatements of the Mission Property and the Orange Property, each as set forth in this Section 1.
1.4 AIG Approval. Concurrently with the execution and delivery of this Amendment, Pac Med LLC, Mission LLC, Orange LLC and the members of Mission LLC and Orange LLC are executing and delivering that certain Agreement and Consent of even date herewith (the “AIG Agreement and Consent”), pursuant to which “AIGGRE Mission” and “AIGGRE Orange” (each, as hereinafter defined) are consenting to each of the Contribution Transactions contemplated by the Contribution Agreement, as hereby amended, with respect to each of the Mission Property and the Orange Property. The parties acknowledge that the AIG Agreement and Consent is intended to satisfy the condition to the effectiveness of the Contribution Agreement, as hereby amended, with respect to each of Mission LLC and Orange LLC as set forth in Section 16.25 of the Contribution Agreement.
2. CONTRIBUTION OF MISSION AND ORANGE PROPERTIES.
2.1 Contribution of Mission Property.
(a) Notwithstanding anything to the contrary contained in the Contribution Agreement (as hereby amended, including, without limitation, Sections 4.4 and 6.1.19 thereof), Mission LLC shall not be required to deliver a Completion Notice in connection with the Contribution Transaction with respect to the Mission Property (the “Mission Contribution”), and instead, the parties agree that: (i) the Net Operating Income and the Cap Rate with respect to the Mission Property shall be the agreed upon net operating income amount and cap rate, respectively, specified on Exhibit “A” attached hereto, which Cap Rate shall be deemed to be the Mission Property’s ““Cap Rate” as set forth on Exhibit “B-2”” for purposes of the first sentence of Section 2.1.1 of the Contribution Agreement; (ii) subject to the terms and conditions of Section 2.1(c) hereof, Mission LLC hereby elects to engage in an Investment Entity Transaction; (iii) a supplement to Exhibit “D” to the Contribution Agreement (which identifies the Prop 13 Tax Increases and the applicable phase-in period (not to exceed three (3) years) for the Mission Property) is attached hereto as Exhibit “B”; (iv) for purposes of Section 2.4 of the Contribution Agreement, Transferee is concurrently herewith reimbursing Mission LLC for and/or assuming all obligations relating to any expenses or other sums due pursuant to the last sentence thereof (which relate to the costs of tenant improvement work and leasing costs); (v) access to the Property Documents relating to the Mission Property has been made available to the Operating Partnership; (vi) a copy of the Property Questionnaire with respect to the Mission Property has been made available to the Operating Partnership; (vii) the Development Property Diligence Period with respect to the Mission Property shall be deemed to have terminated on the Effective Date; (viii) a PTR (the “Mission PTR”), dated as of October 8, 2009 (the “Mission PTR Date”), Underlying Documents, Survey and UCC Search with respect to the Mission Property have been delivered to Transferee; (ix) for purposes of the penultimate sentence of Section 4.2.4 of the Contribution Agreement, the legal description of the Mission Property as of the date on which the Completion Notice is delivered shall mean the legal description as attached to the Mission PTR, and the date after which Pac Med LLC and Mission LLC are precluded from causing the creation of any exception or encumbrance against the Mission Property shall be the Mission PTR

Date; (x) a copy of the Certificate of Representations executed by Mission LLC as of the Effective Date with respect to the Mission Property is attached hereto as Exhibit “C”; (xi) all of the applicable Transferee’s Closing Conditions (which the parties acknowledge and agree include, without limitation, the ROFO Closing Conditions for the Mission Property listed on Exhibit “D” attached hereto), and all of the applicable Transferor’s Closing Conditions have either been satisfied or waived and the Closing with respect to the Mission Property is taking place concurrently herewith effective as of the Effective Date; (xii) for purposes of Section 8 of the Contribution Agreement, all representations that are to be made as of the delivery of the Completion Notice, shall instead be made as of the Effective Date; (xiii) none of the additional covenants of Mission LLC set forth in Section 10.1 of the Contribution Agreement shall be applicable to the Closing with respect to the Mission Property; (xiv) Pac Med LLC has furnished to NHP, with respect to the Mission Property, all of the required disclosures set forth in Section 10.3.5 of the Contribution Agreement, including all of the information required by Exhibit “Z” attached thereto and the Property Financial Statements as of December 31, 2009 (and all references to any amendment or supplement to the PPM contained in Section 10.3 of the Contribution Agreement shall include, without limitation, any new PPM prepared in connection herewith) with respect to the Mission Property; (xv) Section 10.4 of the Contribution Agreement shall not be applicable with respect to the Mission Property; (xvi) the last sentence of Section 6.5 of the Contribution Agreement shall not be applicable with respect to the Mission Property; and (xvii) any right of any party to terminate the Mission Contribution as set forth in the Contribution Agreement shall not be applicable from and after the Effective Date. Further, Pac Med LLC and Mission LLC hereby represent and warrant to Transferee that (A) the information previously provided pursuant to Section 10.3.5 of the Contribution Agreement with respect to the Mission Property and any other properties described in the PPM that may be acquired in the future in a transaction between Transferee or affiliates of Transferee, on the one hand, and Pac Med LLC or affiliates of Pac Med LLC, on the other hand (the Mission Property, the Orange Property and any such future properties being referred to herein as the “PMB Properties”), does not, as of the Effective Date, contain any untrue statement of a material fact or omit any of the information required by Exhibit “Z” attached to the Contribution Agreement, or any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) there has been no material change in the financial position of the PMB Properties or their results of operations since December 31, 2009.
(b) Notwithstanding anything to the contrary contained in the Contribution Agreement, in addition to the Contribution Value for the Mission Property as calculated in accordance with the terms and conditions of Section 2 of the Contribution Agreement and payable by Transferee at the Closing of the Mission Contribution, at such Closing, the Operating Partnership shall also pay directly to AIGGRE Mission Viejo LLC, a Delaware limited liability company (“AIGGRE Mission”), the sum of $300,000 (the “Additional Contribution Value”), as additional consideration for AIGGRE Mission’s agreement to transfer, contribute and convey to the Operating Partnership the “Mission Investment Entity Distributed Interests” (as hereinafter defined) received by it as provided in Section 2.1(c) below. Such Additional Contribution Value shall (i) be payable solely to AIGGRE Mission, (ii) be in addition to the amounts that AIGGRE Mission otherwise is entitled to receive at such Closing on account of its Allocable Share of the Contribution Value, and (iii) not be taken into account for purposes of determining the Allocable Share of the Contribution Value owing to any other Transferor Party with respect to the Mission

Contribution, but for all other purposes of the Contribution Agreement shall be deemed part of the Contribution Value paid by Transferee in connection with the Mission Contribution.
(c) Notwithstanding anything to the contrary contained in the Contribution Agreement, the Mission Contribution shall be structured as an Investment Entity Transaction as described in Section 1.2 of the Contribution Agreement; provided, however, that the parties agree that such Investment Entity Transaction structure for the Mission Contribution shall be specifically structured and modified as follows:
(i) Prior to the Effective Date, Mission LLC has caused to be formed NHP/PMB Mission Viejo, LLC, a Delaware limited liability company (the “Mission Investment Entity”), which shall be the Investment Entity for purposes of consummating the Mission Contribution. Mission LLC shall initially be the sole member of the Mission Investment Entity;
(ii) In connection with the Closing, Mission LLC shall transfer, contribute and convey all of its right, title and interests in and to the Mission Property to the Mission Investment Entity;
(iii) Immediately after the transfer, contribution and conveyance of its interests in the Mission Property to the Mission Investment Entity as set forth in subsection (ii) above, Mission LLC will liquidate and distribute its membership interest in the Mission Investment Entity to its members, AIGGRE Mission, PMB Founders Mission Viejo LLC, a California limited liability company (“PMB Founders Mission”), and PMB Mission Viejo LLC, a California limited liability company (“PMB Mission”), in proportion to their respective Allocable Share of the Contribution Value for the Mission Property (the “Mission Investment Entity Distributed Interests”). The Mission Investment Entity Distributed Interests shall be deemed the Investment Interests for purposes of the Contribution Agreement and the Mission Contribution;
(iv) Immediately after the implementation of the step set forth in subsection (iii) above, each of PMB Founders Mission and PMB Mission will liquidate and distribute their respective Mission Investment Entity Distributed Interests to their respective members (including to the “Hospital” (as hereinafter defined)) in proportion to their respective Allocable Share of the Contribution Value for the Mission Property;
(v) Immediately after the implementation of the step set forth in subsection (iv) above, AIGGRE Mission and each former member of PMB Founders Mission and PMB Mission (other than the Hospital) (each, a “Mission Entity Transferor Party”) will transfer, contribute and convey the respective Mission Investment Entity Distributed Interests received by each of them to the Operating Partnership in exchange for OP Units, cash or a combination thereof. Each Mission Entity Transferor Party will be deemed an Entity Transferor Party for all purposes of the Contribution Agreement. Mission Hospital Regional Medical Center, a California nonprofit public benefit corporation, dba Mission Hospital (the “Hospital”), will be the only Continuing Transferor Party in connection with the Mission Contribution; provided, however, that, notwithstanding anything to the contrary contained in the Contribution

Agreement or this Amendment, in lieu of the Investment Entity Transferor (i.e., Mission LLC) retaining any Investment Interests as set forth in the Investment Entity Requirements, the Hospital will instead receive and retain its Allocable Share of the Mission Investment Entity Distributed Interests directly and will execute and deliver with the Operating Partnership an amended and restated Investment Entity Operating Agreement; provided, further, however, that for purposes of the Mission Contribution, the form of the Investment Entity Operating Agreement shall be the form attached hereto as Exhibit “E” (the “Mission Investment Entity LLC Agreement”) in lieu of the form attached as Exhibit “I-1” to the Contribution Agreement, and neither Pac Med LLC (nor any person or entity affiliated with PMB LLC) will have any interest in the management or affairs of the Mission Investment Entity following the Closing.
(vi) Following the Closing, the interests in the Mission Investment Entity shall be owned by the Operating Partnership and by the Hospital in accordance with the percentages set forth in the Closing Statement for the Mission Contribution, which percentages shall also be reflected in the Mission Investment Entity LLC Agreement, and the Hospital shall be a non-managing member of the Mission Investment Entity as set forth in the Mission Investment Entity LLC Agreement;
(vii) Neither Pac Med LLC nor Mission LLC shall be required to deliver the document described in Section 6.1.12(b) of the Contribution Agreement;
(viii) To the extent any of the Investment Entity Requirements set forth in Section 2.3(c) of the Contribution Agreement are inconsistent with the provisions of this Section 2.1(c) with respect to the Mission Contribution, the provisions of this Section 2.1(c) shall control;
(ix) In lieu of the documents required to be delivered by Pac Med LLC or Mission LLC in satisfaction of Transferee’s Closing Conditions set forth in Sections 6.1.12(b) and (c) of the Contribution Agreement with respect to the Mission Contribution, Pac Med LLC and Mission LLC have concurrently herewith caused to be delivered two (2) original counterparts of the Mission Investment Entity LLC Agreement, duly executed by the Hospital;
(x) The parties agree that the Joinder Agreement of even date herewith, which has been executed in connection with the Mission Contribution, provides that the parties thereto agree that the “Tax Protection Agreement” (as defined in the Tax Letter Agreement, the “TPA”) shall not apply to any “Transfer” (as defined in the TPA) of any of the membership interests in the Mission Investment Entity (the “Mission Interests”) or the Mission Property, which occurs for any reason during the period from the first (1st) anniversary of the Closing of the Mission Contribution through the day prior to the second (2nd) anniversary of the Closing of the Mission Contribution, and any such Transfer shall not be considered a “Tax Protection Period Transfer” (as defined in the TPA), and no “Make Whole Payment” (as defined in the TPA) shall be due from the Operating Partnership in connection therewith.
(xi) Notwithstanding the provisions of Section 6.1.21 of the Contribution Agreement, the Secured Amount for the Mission Contribution shall equal the amount therefore specified on the Closing Statement for the Mission Contribution, it being acknowledged that neither AIGGRE Mission nor the Hospital shall have any responsibility to fund all or any portion of the Secured Amount for the Mission Contribution. Each Mission Entity Transferor Party other than AIGGRE Mission and the Hospital shall, however, comply with the provisions of Sections 6.1.21(a), (b) or (c) of the Contribution Agreement, as applicable, with respect to the deposit of its Allocable Share of cash and/or pledge of OP Units equal to, in the aggregate, the Secured Amount as set forth in the Closing Statement for the Mission Contribution; and
(xii) Recitals H and I and Sections 2.3 (e) and (f) of the Contribution Agreement shall not be applicable to the Mission Contribution and the following provisions shall apply in lieu thereof: The parties hereto intend and agree that for U.S. federal income tax purposes, (A) any payment of cash to the Cash Recipients in the Mission Contribution shall be treated as a sale of the Mission Investment Entity Distributed Interests in the Mission Investment Entity held by such Cash Recipients and a purchase of such interests by the Operating Partnership for the cash so paid under the terms of this Amendment, and (B) the contribution of the Mission Investment Entity Distributed Interests to the Operating Partnership by the Mission Entity Transferor Parties in exchange for the OP Unit Portion shall be treated as a contribution pursuant to Section 721 of the Code. The parties hereto shall file their tax returns consistently with this Section 2.1(c)(xii).
2.2 Contribution of Orange Property.
(a) Notwithstanding anything to the contrary contained in the Contribution Agreement (as hereby amended, including, without limitation, Sections 4.4 and 6.1.19 thereof), Orange LLC shall not be required to deliver a Completion Notice in connection with the Contribution Transaction with respect to the Orange Property (the “Orange Contribution”), and instead, the parties agree that: (i) the Net Operating Income and the Cap Rate with respect to the Orange Property shall be the agreed upon net operating income amount and cap rate, respectively, specified on Exhibit “A” attached hereto, which Cap Rate shall be deemed to be the Orange Property’s ““Cap Rate” as set forth on Exhibit “B-2”” for purposes of the first sentence of Section 2.1.1 of the Contribution Agreement; (ii) subject to the terms and conditions of Section 2.2(b) hereof, Orange LLC hereby elects to engage in an Investment Entity Transaction; (iii) a supplement to Exhibit “D” to the Contribution Agreement (which identifies the Prop 13 Tax Increases and the applicable phase-in period (not to exceed three (3) years) for the Orange Property) is attached hereto as Exhibit “B”; (iv) for purposes of Section 2.4 of the Contribution Agreement, Transferee is concurrently herewith reimbursing Orange LLC for and/or assuming all obligations relating to any expenses or other sums due pursuant to the last sentence thereof (which relate to the costs of tenant improvement work and leasing costs); (v) access to the Property Documents relating to the Orange Property has been made available to the Operating Partnership; (vi) a copy of the Property Questionnaire with respect to the Orange Property has been made available to the Operating Partnership; (vii) the Development Property Diligence Period with respect to the Orange Property shall be deemed to have terminated on the Effective Date; (viii) a PTR (the “Orange PTR”), dated as of October 8, 2009 (the “Orange PTR Date”), Underlying Documents, Survey and UCC Search with respect to the Orange Property have been delivered to Transferee; (ix) for purposes of the penultimate sentence of Section 4.2.4 of the Contribution Agreement, the legal description of the Orange Property as of the date on which the

Completion Notice is delivered shall mean the legal description as attached to the Orange PTR, and the date after which Pac Med LLC and Orange LLC are precluded from causing the creation of any exception or encumbrance against the Orange Property shall be the Orange PTR Date; (x) a copy of the Certificate of Representations executed by Orange LLC as of the Effective Date with respect to the Orange Property is attached hereto as Exhibit “C”; (xi) all of the applicable Transferee’s Closing Conditions (which the parties acknowledge and agree include, without limitation, the ROFO Closing Conditions for the Orange Property listed on Exhibit “D” attached hereto), and all of the applicable Transferor’s Closing Conditions have either been satisfied or waived and the Closing with respect to the Orange Property is taking place concurrently herewith effective as of the Effective Date; (xii) for purposes of Section 8 of the Contribution Agreement, all representations that are to be made as of the delivery of the Completion Notice, shall instead be made as of the Effective Date; (xiii) none of the additional covenants of Orange LLC set forth in Section 10.1 of the Contribution Agreement shall be applicable to the Closing with respect to the Orange Property; (xiv) Pac Med LLC has furnished to NHP, with respect to the Orange Property, all of the required disclosures set forth in Section 10.3.5 of the Contribution Agreement, including all of the information required by Exhibit “Z” attached thereto and the Property Financial Statements as of December 31, 2009 (and all references to any amendment or supplement to the PPM contained in Section 10.3 of the Contribution Agreement shall include, without limitation, any new PPM prepared in connection herewith) with respect to the Orange Property; (xv) Section 10.4 of the Contribution Agreement shall not be applicable with respect to the Orange Property; (xvi) the last sentence of Section 6.5 of the Contribution Agreement shall not be applicable with respect to the Orange Property; and (xvii) any right of any party to terminate the Orange Contribution as set forth in the Contribution Agreement shall not be applicable from and after the Effective Date. Further, Pac Med LLC and Orange LLC hereby represent and warrant to Transferee that (A) the information previously provided pursuant to Section 10.3.5 of the Contribution Agreement with respect to the PMB Properties, does not, as of the Effective Date, contain any untrue statement of a material fact or omit any of the information required by Exhibit “Z” attached to the Contribution Agreement, or any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) there has been no material change in the financial position of the PMB Properties or their results of operations since December 31, 2009.
(b) Notwithstanding anything to the contrary contained in the Contribution Agreement, the Orange Contribution shall be structured as an Investment Entity Transaction as described in Section 1.2 of the Contribution Agreement; provided, however, that the parties agree that such Investment Entity Transaction structure for the Orange Contribution shall be specifically structured and modified as follows:
(i) Prior to the Effective Date, Orange LLC has caused to be formed NHP/PMB Orange, LLC, a Delaware limited liability company (the “Orange Investment Entity”), which shall be the Investment Entity for purposes of consummating the Orange Contribution. Orange LLC shall initially be the sole member of the Orange Investment Entity. In addition, prior to the Effective Date, Pac Med LLC has caused to be formed PMB Orange Investors LLC, a Delaware limited liability company (“Orange Investors LLC”), for the purposes provided herein. Pac Med LLC is the non-equity manager of Orange Investors LLC;

(ii) In connection with the Closing, Orange LLC shall transfer, contribute and convey all of its right, title and interests in and to the Orange Property to the Orange Investment Entity;
(iii) Immediately after the transfer, contribution and conveyance of its interests in the Orange Property to the Orange Investment Entity as set forth in subsection (ii) above, Orange LLC will liquidate and distribute its membership interest in the Orange Investment Entity to its members, AIGGRE Orange LLC, a Delaware limited liability company (“AIGGRE Orange”), PMB Founders Orange LLC, a California limited liability company (“PMB Founders Orange”), and PMB Orange LLC, a California limited liability company (“PMB Orange”), in proportion to their respective Allocable Share of the Contribution Value for the Orange Property (the “Orange Investment Entity Distributed Interests”). The Orange Investment Entity Distributed Interests shall be deemed the Investment Interests for purposes of the Contribution Agreement and the Orange Contribution;
(iv) Immediately after the implementation of the step set forth in subsection (iii) above, each of PMB Founders Orange and PMB Orange will liquidate and distribute their Orange Investment Entity Distributed Interests to their respective members (including the “Orange Continuing Transferor Parties” (as hereinafter defined)) in proportion to their respective Allocable Share of the Contribution Value for the Orange Property;
(v) AIGGRE Orange and each former member of PMB Founders Orange and PMB Orange which shall transfer, contribute and convey all or any portion of their respective Orange Investment Entity Distributed Interests to the Operating Partnership in exchange for OP Units, cash or a combination thereof, pursuant to subsection (vi) below, shall be considered “Entity Transferor Parties” for purposes of the Orange Contribution (each, to the extent so transferred, an “Orange Entity Transferor Party” and, collectively, the “Orange Entity Transferor Parties”);
(vi) Immediately after the implementation of the step set forth in subsection (iv) above, the Orange Entity Transferor Parties will transfer, contribute and convey the applicable portion of their Orange Investment Entity Distributed Interests received by each of them to the Operating Partnership in exchange for OP Units, cash or a combination thereof;
(vii) Those physician-tenants of the Orange Property which shall transfer, contribute and convey all or any portion of their respective Orange Investment Entity Distributed Interests to Orange Investors LLC pursuant to subsection (viii) below, shall be considered “Continuing Transferor Parties” for purposes of the Orange Contribution (each, to the extent so transferred, an “Orange Continuing Transferor Party” and, collectively, the “Orange Continuing Transferor Parties”) and such physician-tenants will be the only Continuing Transferor Parties in connection with the Orange Contribution. Such Continuing Transferor Parties are identified on the Closing Statement for the Orange Contribution;
(viii) Substantially concurrently with the implementation of the step set forth in subsection (vi) above, the Orange Continuing Transferor Parties will transfer, contribute and convey the applicable portion of their Orange Investment Entity Distributed Interests received by each of them to Orange Investors LLC;
(ix) Notwithstanding anything to the contrary contained in the Contribution Agreement or this Amendment, in lieu of the Investment Entity Transferor (i.e., Orange LLC) retaining any Investment Interests as set forth in the Investment Entity Requirements, the Orange Continuing Transferor Parties will instead initially receive their respective Allocable Share of the Orange Investment Entity Distributed Interests directly as provided in subsection (iv) above and immediately thereafter transfer, contribute and convey such interests to Orange Investors LLC as provided in subsection (viii) above, and, together with Pac Med LLC, cause Orange Investors LLC to execute and deliver with the Operating Partnership an amended and restated Investment Entity Operating Agreement; provided, however, that for purposes of the Orange Contribution, the form of the Investment Entity Operating Agreement shall be the form attached hereto as Exhibit “F” (the “Orange Investment Entity LLC Agreement”) in lieu of the form attached as Exhibit “I-1” to the Contribution Agreement. Orange Investors LLC will be governed pursuant to the terms of the limited liability company agreement in the form attached hereto as Exhibit “G” (the “Orange Investors LLC Agreement”), which form is hereby approved by NHP and the Operating Partnership and, so long as Orange Investors LLC continues to hold any interest in the Orange Investment Entity, such Orange Investors LLC Agreement shall not hereafter be amended without the consent of NHP;
(x) Following the Closing, the interests in the Orange Investment Entity shall be owned by the Operating Partnership and by Orange Investors LLC in accordance with the percentages set forth in the Closing Statement for the Orange Contribution, which percentages shall also be reflected in the Orange Investment Entity LLC Agreement, and Orange Investors LLC shall be a non-managing member of the Orange Investment Entity as set forth in the Orange Investment Entity LLC Agreement;
(xi) Neither Pac Med LLC nor Orange LLC shall be required to deliver the document described in Section 6.1.12(b) of the Contribution Agreement;
(xii) To the extent any of the Investment Entity Requirements set forth in Section 2.3(c) of the Contribution Agreement are inconsistent with the provisions of this Section 2.2(b) with respect to the Orange Contribution, the provisions of this Section 2.2(b) shall control;
(xiii) In lieu of the documents required to be delivered by Pac Med LLC or Orange LLC in satisfaction of Transferee’s Closing Conditions set forth in Sections 6.1.12(b) and (c) of the Contribution Agreement with respect to the Orange Contribution, Pac Med LLC and Orange LLC have concurrently herewith caused to be delivered each of the following: (A) a fully-executed copy of the Orange Investors LLC Agreement, duly executed by the Orange Continuing Transferor Parties and Pac Med LLC; and (B) two (2) original counterparts of the Orange Investment Entity LLC Agreement, duly executed by Orange Investors LLC;

(xiv) Notwithstanding the provisions of Section 6.1.21 of the Contribution Agreement, the Secured Amount for the Orange Contribution shall equal the amount therefore specified on the Closing Statement for the Orange Contribution, it being acknowledged that neither AIGGRE Orange nor the Orange Continuing Transferor Parties shall have any responsibility to fund all or a portion of the Secured Amount for the Orange Contribution. Each Orange Entity Transferor Party other than AIGGRE Orange shall, however, comply with the provisions of Sections 6.1.21(a), (b) or (c) of the Contribution Agreement, as applicable, with respect to the deposit of its Allocable Share of cash and/or pledge of OP Units equal to, in the aggregate, the Secured Amount as set forth in the Closing Statement for the Orange Contribution; and
(xv) Recitals H and I and Sections 2.3 (e) and (f) of the Contribution Agreement shall not be applicable to the Orange Contribution and the following provisions shall apply in lieu thereof: The parties hereto intend and agree that for U.S. federal income tax purposes, (A) any payment of cash to the Cash Recipients in the Orange Contribution shall be treated as a sale of the Orange Investment Entity Distributed Interests in the Orange Investment Entity held by such Cash Recipients and a purchase of such interests by the Operating Partnership for the cash so paid under the terms of this Amendment, and (B) the contribution of the Orange Investment Entity Distributed Interests to the Operating Partnership by the Orange Entity Transferor Parties in exchange for the OP Unit Portion shall be treated as a contribution pursuant to Section 721 of the Code. The parties hereto shall file their tax returns consistently with this Section 2.2(b)(xv).
3. SECURITY DEPOSIT AGREEMENT. Notwithstanding anything to the contrary contained in the Contribution Agreement, the parties acknowledge and agree that, in connection with the maintenance of the cash portion of the Secured Amount with respect to any Contribution Transaction occurring on or after the Effective Date, in lieu of an Indemnity Cash Escrow Agreement required to be executed and delivered by each Transferor and Transferee pursuant to Sections 7.2.18 and 7.3.12 of the Contribution Agreement, respectively, the parties have agreed to deposit the cash portions of such Secured Amount with NHP pursuant to the terms and conditions of a Security Deposit Agreement in the form attached hereto as “Exhibit “H” (the “Security Deposit Agreement”), which Security Deposit Agreement shall govern the maintenance of the cash portion of the Secured Amount with respect to any Contribution Transaction occurring on or after the Effective Date.
4. ROFO CLOSING CONDITIONS. For purposes of each of the Mission Contribution and the Orange Contribution, respectively, the portions of the ROFO Closing Conditions contained in Exhibit “BB” attached to the Contribution Agreement relating to the Mission Property and the Orange Property shall be deleted in their entirety and replaced with the ROFO Closing Conditions set forth on Exhibit “D” attached hereto.
5. CERTAIN CLOSING DELIVERABLES. NHP and the Operating Partnership each acknowledge that they have received each Closing Statement required to be delivered pursuant to Section 7.5.2 of the Contribution Agreement in connection with each of the Mission Contribution and the Orange Contribution. NHP and the Operating Partnership further acknowledge that each such Closing Statement contains all information required to be delivered in the Notice required to be delivered by each of Mission LLC and Orange LLC, respectively, pursuant to Section 2.3 of the Contribution Agreement. Further, NHP and the Operating Partnership hereby waive the requirement that each of Mission LLC and Orange LLC deliver such Notice and acknowledge that each Closing Statement contains (a) a list of the applicable Entity Transferor Parties and Continuing Transferor Parties for such Transferor and Property, (b) the Allocable Share of each such Entity Transferor Party for such Transferor and Property (which NHP and the Operating Partnership acknowledge constitutes the “Estimated Allocable Share” and the “Closing Date Allocable Share” (as such terms are defined in the Third Amendment)) and the percentage of the applicable Contribution Value that will not be paid, but which will be attributed to the interests retained by the applicable Continuing Transferor Parties (which shall also be the percentage ownership that each of the Hospital and Orange Investors LLC own in the Mission Investment Entity and the Orange Investment Entity respectively), (c) the Cash Portion elected by each such Entity Transferor Party for such Transferor and Property, and (d) the Unit Portion elected by each such Entity Transferor Party for such Transferor and Property.
6. REIMBURSABLE LEGAL FEES AND COSTS AMOUNT NOTICE. Pursuant to Section 16.5 of the Contribution Agreement, with respect to the Closing of each of the Mission Contribution and the Orange Contribution, each of Mission LLC and Orange LLC, respectively, has elected to cause the Operating Partnership to pay a portion of its Legal Fees and Costs. NHP and the Operating Partnership agree that this Section 6 shall constitute the Legal Fees and Costs Notice required to be delivered pursuant to Section 16.5 of the Contribution Agreement and NHP and the Operating Partnership hereby waive any requirement that either of Mission LLC or Orange LLC deliver a separate Legal Fees and Costs Notice. Notwithstanding Section 16.5 of the Contribution Agreement, the actual amount and specified portion of the Reimbursable Legal Fees and Costs Amount which each of Mission LLC and Orange LLC has elected to cause the Operating Partnership to pay shall be set forth in the applicable final Closing Statement for each of the Mission Contribution and the Orange Contribution.
7. ACKNOWLEDGEMENT OF NHP STOCK PRICE AND ADJUSTMENT FACTOR. Notwithstanding anything to the contrary contained in Section 2.3(b) of the Contribution Agreement, the parties hereby acknowledge and agree that for purposes of each of the Mission Contribution and the Orange Contribution, respectively, the number of OP Units which the OP Unit Recipients for such Property shall receive on account of the OP Unit Portion of the Contribution Value for such Property shall be determined by dividing such OP Unit Portion by the Common Stock price of $33.00.
8. ELEVENTH AMENDMENT CHANGES.
8.1 Definition of PMB ROFO Party. Section 2.1 of the Eleventh Amendment is hereby amended by deleting the definition of “PMB ROFO Party” (as defined in the Eleventh Amendment), in its entirety, and inserting the following in lieu thereof:
““PMB ROFO Party” shall mean with respect to any “Remaining Development Property” (as hereinafter defined), Burbank 2 LLC or Pasadena LLC, as applicable, or any affiliate of Burbank 2 LLC or Pasadena LLC, as applicable, or Pac Med LLC that acquires all or substantially all of Burbank 2 LLC’s or Pasadena LLC’s, as applicable, right, title and interest in and to such Remaining Development Property in an Exempt Transaction.”
8.2 Elimination of ROFOs. Section 2 of the Eleventh Amendment is hereby amended by deleting each of Section 2.4 (Orange) and Section 2.5 (Mission) thereof, in their entirety.
9. PASADENA, GILBERT AND BURBANK PROPERTIES.
9.1 Pasadena Termination. Each of NHP, the Operating Partnership, Pac Med LLC, and Pasadena LLC (collectively, the “Pasadena Parties”), hereby acknowledges and agrees not to consummate the Contribution Transaction involving the property leased by Pasadena LLC (the “Pasadena Property”) in accordance with the terms and conditions of the Contribution Agreement, due in part to the Pasadena Parties’ collective belief and expectation that certain of the Transferors’ Closing Conditions, the ROFO Closing Conditions and/or Transferee’s Closing Conditions, each with respect to the Pasadena Property, and without fault by any of the Pasadena Parties, are, and shall remain, incapable of being satisfied as set forth in the Contribution Agreement. Therefore, due to the foregoing circumstances, the Pasadena Parties, each of which acknowledges that it is acting in good faith and in its own best interests, hereby terminates, by mutual consent, the portions of the Contribution Agreement relating to the Pasadena Property (the “Pasadena Termination”) and such portions of the Contribution Agreement are of no further force or effect as of the Effective Date (other than to the extent that such portions expressly survive such termination, it being expressly acknowledged and agreed, however, that the provisions of Section 2.2(b)(i) of the Contribution Agreement, as amended hereby, shall survive the Pasadena Termination with respect to the applicable adjustment of the Contribution Value for each Remaining Property in accordance with the terms of Section 9.2 hereof).
9.2 Pasadena Portfolio Premium Adjustment.
(a) NHP, the Operating Partnership and Pac Med LLC hereby acknowledge and agree that Section 2.2(b)(i) of the Contribution Agreement currently provides that, in connection with a general termination of the portion of the Contribution Agreement relating to the Pasadena Property, the Operating Partnership would owe an aggregate amount of $2,569,296.00 as an increase to the Contribution Value for the Remaining Properties (the “Full Pasadena Portfolio Premium Adjustment”). However, NHP, the Operating Partnership and Pac Med LLC further acknowledge and agree that Section 2.2(b)(i) of the Contribution Agreement is hereby amended in light of the terms of the “G&P LLC Agreements” (as hereinafter defined) to provide that, in connection with the Pasadena Termination, the Operating Partnership only owes an aggregate amount of $2,055,436.80 as an increase to the Contribution Value for the Remaining Properties (the “Actual Pasadena Portfolio Premium Adjustment”), and does not owe the Full Pasadena Portfolio Premium Adjustment. As used herein, the term “G&P LLC Agreements” shall mean, collectively, (i) that certain Limited Liability Company Agreement of NHP/PMB Gilbert LLC, dated as February 1, 2010, by and among Gilbert LLC and NHP, and (ii) that certain Limited Liability Company Agreement of NHP/PMB Pasadena LLC, dated as of the Effective Date, by and among Pasadena LLC and NHP.

(b) Pac Med LLC has informed the Operating Partnership that Exhibit “I” attached hereto reflects the “Waived Portion” (as defined in the Eleventh Amendment) of the Actual Pasadena Portfolio Premium Adjustment which is payable directly by the Operating Partnership to Pac Med LLC. Accordingly, Pac Med LLC hereby instructs and directs the Operating Partnership to pay and/or deliver (i) the Waived Portion of the Actual Pasadena Portfolio Premium Adjustment in cash (and the Operating Partnership agrees to make such payment in cash, notwithstanding anything to the contrary in Section 3.3 of the Eleventh Amendment) to Pac Med LLC concurrently herewith, and (ii) the remainder of the Actual Pasadena Portfolio Premium Adjustment to all “Non-Waiving Transferor Parties” and to any “Waiving Transferor Parties” (each as defined in the Eleventh Amendment), to the extent that any such Waiving Transferor Parties waived less than all of their rights or claims thereto, as and when due in accordance with the terms of Section 2.2(b)(i) of the Contribution Agreement, and in the amounts set forth on Exhibit “I” attached hereto.
9.3 Burbank 2 Acknowledgement. For the avoidance of doubt, the parties hereby acknowledge and agree that all portions of the Contribution Agreement relating to Burbank 2 LLC and/or the property leased by Burbank 2 LLC (the “Burbank 2 Property”) remain in full force and effect.
9.4 Burbank 2 Portfolio Premium Adjustment. If and in the event that the portion of the Contribution Agreement relating to the Burbank 2 Property is terminated (and the Closing for the Contribution Transaction with respect to the same fails to occur) for any reason, NHP, the Operating Partnership and Pac Med LLC agree that (a) the “Future Portfolio Premium Adjustment” (as defined in Section 3.3 of the Eleventh Amendment) shall be $2,404,932.00, (b) at the time of such termination, Pac Med LLC shall provide the Operating Partnership with a notice (the “Burbank 2 Portfolio Premium Adjustment Notice”) reflecting the Waived Portion of the Future Portfolio Premium Adjustment with respect to the Burbank 2 Property which shall be payable directly by the Operating Partnership to Pac Med LLC, and (c) Pac Med LLC shall be entitled to instruct and direct the Operating Partnership to pay and/or deliver (i) the Waived Portion of the Future Portfolio Premium Adjustment as specified in the Burbank 2 Portfolio Premium Adjustment Notice in cash (and the Operating Partnership agrees to make such payment in cash, notwithstanding anything to the contrary in Section 3.3 of the Eleventh Amendment) to Pac Med LLC, and (ii) the remainder of the Future Portfolio Premium Adjustment with respect to the Burbank 2 Property to all Non-Waiving Transferor Parties and to any Waiving Transferor Parties, to the extent that any such Waiving Transferor Parties waived less than all of their rights or claims thereto, as and when due in accordance with the terms of Section 2.2(b)(i) of the Contribution Agreement, and in the amounts set forth on the Burbank 2 Portfolio Premium Adjustment Notice.
9.5 Definition of “Remaining Properties”. Notwithstanding anything to the contrary contained in the Contribution Agreement or this Amendment, the parties acknowledge and agree that the term “Remaining Properties” as defined in Section 2.2(b)(i) of the Contribution Agreement shall not include the Mission Property, the Orange Property or the “Pomerado Property” (as defined in the Twelfth Amendment).

9.6 Future Portfolio Premium Adjustments. Notwithstanding anything to the contrary contained in the Contribution Agreement or this Amendment, the parties acknowledge and agree that upon (a) payment of the Actual Pasadena Portfolio Premium Adjustment, and (b) (i) the Closing of the Contribution Transaction with respect to the Burbank 2 Property, or (ii) the termination of the portions of the Contribution Agreement relating to the Burbank 2 Property and the payment of the Future Portfolio Premium Adjustment in connection with such termination pursuant to Section 9.4 above, the provisions of Section 2.2(b) of the Contribution Agreement shall automatically be deleted from the Contribution Agreement without further action from the parties thereto and Section 2.2(b) shall be of no further force or effect thereafter.
10. MISSION PROPERTY AND ORANGE PROPERTY RESERVES.
10.1 Contribution Value Adjustment. The first sentence of Section 2.1.1 of the Contribution Agreement is hereby amended by deleting “and (g) the “Credit Amount” (as hereinafter defined) for such Property” and inserting the following in lieu thereof “(g) the “Credit Amount” (as hereinafter defined) for such Property; (h) the “Suite 408 Reserve Amount” (as defined in the Third Amendment) with respect to the “Green Property” (as defined in the Third Amendment), to the extent funded by Transferee in accordance with Section 2.3(g) hereof; (i) the “Torrance Supplemental Tax Reserve Amount” (as defined in the Third Amendment) with respect to the “Torrance Property” (as defined in the Third Amendment), to the extent funded by Transferee in accordance with Section 2.3(h) hereof”, (j) the “Suite 385 Reserve Amount” (as hereinafter defined) with respect to the Mission Property, to the extent funded by Transferee in accordance with Section 2.3(i) hereof, (k) the “Suite 435 Reserve Amount” (as hereinafter defined) with respect to the Mission Property, to the extent funded by Transferee in accordance with Section 2.3(j) hereof, (l) the “Suite 510 Reserve Amount” (as hereinafter defined) with respect to the Orange Property, to the extent funded by Transferee in accordance with Section 2.3(k) hereof, (m) the “HVAC Reserve Amount” (as hereinafter defined) with respect to the Orange Property, to the extent funded by Transferee in accordance with Section 2.3(l) hereof, and (n) the “Mechanics Lien Reserve Amount” (as hereinafter defined) with respect to the Orange Property, to the extent funded by Transferee in accordance with Section 2.3(m) hereof”; and the last sentence of Section 2.1.1 of the Contribution Agreement is hereby amended by deleting “through (i) above” and inserting “through (n) above” in lieu thereof.
(a) Rental and Other Reserves. The Contribution Agreement is hereby amended by inserting the following paragraphs after Section 2.3(h) thereof:
“ (i) Mission Property Rental Reserve — Suite 385. Transferee, Mission LLC and Pac Med LLC hereby acknowledge that the tenant under the existing lease for Suite 385 of the Mission Property (“Suite 385”) has a right to defer its rental obligations until May 2011. In consideration of this deferral right and in light of concerns regarding the repayment of such deferred amounts relating to the period from the Effective Date through May 2011 (the “Post-Closing Suite 385 Deferral Period”), upon the Closing of the Contribution Transaction with respect to the Mission Property, NHP shall cause the Operating Partnership to establish a reserve account, which shall be funded with cash in an amount equal to One Hundred Sixty One Thousand Five Hundred Twelve Dollars ($161,512.00) (which amount is equal to the base rent and additional rent which should be paid by the existing tenant of Suite 385 for the Post-Closing Suite 385 Deferral Period, if such tenant paid monthly base rent and additional rent for Suite 385 for the Post-Closing Suite 385 Deferral Period) (the “Suite 385 Reserve Amount”). The Suite 385 Reserve Amount shall, at Mission LLC’s option, either be funded at the Closing of the Mission Property in cash by Mission LLC or by Transferee. To the extent that the Suite 385 Reserve Amount is funded by Transferee, the Suite 385 Reserve Amount will reduce (and be treated as a credit against) the Contribution Value with respect to the Mission Property in accordance with Section 2.1.1 hereof. If, following the Closing of the Contribution Transaction with respect to the Mission Property, there is an uncured payment default by the tenant under the existing lease for Suite 385 relating to any amortized payments on account of any deferred rent for the Post-Closing Suite 385 Deferral Period, or following such Post-Closing Suite 385 Deferral Period, on account of any then current base rent and/or additional rent owing under such lease through May 31, 2012, then such portion of the cash then remaining in the reserve established under this Section 2.3(i) that is attributable to any then current amounts owing by such tenant for such period shall be disbursed from such reserve by the Operating Partnership to the Property Owning Entity that owns the Mission Property within thirty (30) days of receiving a written request from such Property Owning Entity, a copy of which notice shall be delivered simultaneously to Pac Med LLC. Any remaining cash in such reserve that is not so distributed to the Property Owning Entity that owns the Mission Property, if any, pursuant to this Section 2.3(i) shall be delivered to Pac Med LLC for distribution to Pac Med LLC or Mission LLC, as applicable, on or before June 30, 2012. Subject to, and in accordance with the provisions of Section 7.5.1(a) of the Contribution Agreement, if the Property Owning Entity that owns the Mission Property collects any deferred rent owing under the lease for Suite 385 that is attributable to any period prior to the Effective Date, then Transferee shall cause such Property Owning Entity to deliver such amounts to Pac Med LLC for distribution to Mission LLC promptly upon receipt thereof.
(j) Mission Property Rental Reserve — Suite 435. Transferee, Mission LLC and Pac Med LLC hereby acknowledge that the tenant under the existing lease for Suite 435 of the Mission Property (“Suite 435”) is delinquent in its rent payment obligations under such lease for certain periods prior to the Closing of the Contribution Transaction with respect to the Mission Property (the “Suite 435 Pre-Closing Period”). In consideration of this delinquency and in light of concerns regarding such tenant’s payment of current base rent and additional rent owing for the period following such Closing, upon the Closing of the Contribution Transaction with respect to the Mission Property, NHP shall cause the Operating Partnership to establish a reserve account, which shall be funded with cash in an amount equal to One Hundred Thirty Four Thousand Thirty Seven Dollars ($134,037.00) (which amount is equal to twelve (12) months of monthly base rent and additional rent payable under such lease) (the “Suite 435 Reserve Amount”). The Suite 435 Reserve Amount shall, at Mission LLC’s option, either be funded at the Closing of the Mission Property in cash by Mission LLC or by Transferee. To the extent that the Suite 435 Reserve Amount is funded by Transferee, the Suite 435 Reserve Amount will reduce (and be treated as a credit against) the Contribution Value with respect to the Mission Property in accordance with Section 2.1.1 hereof. If the tenant under the existing lease for Suite 435 timely pays all base rent and additional rent owing under such lease (or cures any non-compliance in accordance with such lease’s terms) for the period commencing on the Effective Date and ending on August 31, 2010 (such period, the “First Six Months”), then, on August 31, 2010, the cash in the reserve established under this Section 2.3(j) shall be delivered to Pac Med LLC for distribution to Pac Med LLC or Mission LLC, as applicable. If, however, the tenant fails to timely pay any base rent or additional rent when due during the First Six Months and such failure is uncured by the tenant under the existing lease for Suite 435 in accordance with the cure provisions set forth therein, then such portion of the cash then remaining in the reserve established under this Section 2.3(j) that is attributable to any delinquent base rent and additional rent owing for the First Six Months shall be disbursed from such reserve by the Operating Partnership to the Property Owning Entity that owns the Mission Property within thirty (30) days of receiving a written request from such Property Owning Entity, a copy of which notice shall be delivered simultaneously to Pac Med LLC. Any remaining cash in such reserve that is not so distributed to the Property Owning Entity that owns the Mission Property, if any, pursuant to this Section 2.3(j) shall be delivered to Pac Med LLC for distribution to Pac Med LLC or Mission LLC, as applicable, on or before September 30, 2010. Subject to, and in accordance with the provisions of Section 7.5.1(a) of the Contribution Agreement, if the Property Owning Entity that owns the Mission Property collects any delinquent rent owing under the lease for Suite 435 that is attributable to any period prior to the Effective Date, then Transferee shall cause such Property Owning Entity to deliver such amounts to Pac Med LLC for distribution to Mission LLC promptly upon receipt thereof.
(k) Orange Property Rental Reserve. Transferee, Orange LLC and Pac Med LLC hereby acknowledge that the tenant under the existing lease for Suite 510 of the Orange Property (“Suite 510”) is delinquent in its rent payment obligations under such lease for certain periods prior to the Closing of the Contribution Transaction with respect to the Orange Property (the “Suite 510 Pre-Closing Period”). In consideration of this delinquency and in light of concerns regarding such tenant’s payment of current base rent and additional rent owing for period following such Closing, upon the Closing of the Contribution Transaction with respect to the Orange Property, NHP shall cause the Operating Partnership to establish a reserve account, which shall be funded with cash in an amount equal to One Hundred Sixty One Thousand Two Hundred Forty Six Dollars ($161,246.00) (which amount is equal to twelve (12) months of monthly base rent and additional rent payable under such lease plus four (4) months of amortized payments on account of excess tenant improvements payable under such lease) (the “Suite 510 Reserve Amount”). The Suite 510 Reserve Amount shall, at Orange LLC’s option, either be funded at the Closing of the Orange Property in cash by Orange LLC or by Transferee. To the extent that the Suite 510 Reserve Amount is funded by Transferee, the Suite 510 Reserve Amount will reduce (and be treated as a credit against) the Contribution Value with respect to the Orange Property in accordance with Section 2.1.1 hereof. If the tenant under the existing lease for Suite 510 timely pays all base rent, additional rent and amortized payments on account of excess tenant improvements owing under such lease (or cures any non-compliance in accordance with such lease’s terms) for the period commencing on the Effective Date and ending on February 28, 2011 (such period, the “First Year”), then, on or before March 31, 2011, the cash in the reserve established under this Section 2.3(k) shall be delivered to Pac Med LLC for distribution to Pac Med LLC or Orange LLC, as applicable. If, however, the tenant fails to timely pay any base rent, additional rent or amortized payments on account of excess tenant improvements during the First Year when due and such failure is uncured by the tenant under the existing lease for Suite 510 in accordance with the cure provisions set forth therein, then such portion of the cash then remaining in the reserve established under this Section 2.3(k) that is attributable to any delinquent base rent, additional rent or amortized payments on account of excess tenant improvements owing for the First Year shall be disbursed from such reserve by the Operating Partnership to the Property Owning Entity that owns the Orange Property within thirty (30) days of receiving a written request from such Property Owning Entity, a copy of which notice shall be delivered simultaneously to Pac Med LLC. Any remaining cash in such reserve that is not so distributed to the Property Owning Entity that owns the Orange Property, if any, shall be delivered to Pac Med LLC for distribution to Pac Med LLC or Orange LLC, as applicable, on or before March 31, 2011. Subject to, and in accordance with the provisions of Section 7.5(a) of the Contribution Agreement, if the Property Owning Entity that owns the Orange Property collects any delinquent rent owing under the lease for Suite 510 that is attributable to any period prior to the Effective Date, then Transferee shall cause such Property Owning Entity to deliver such amounts to Pac Med LLC for distribution to Orange LLC promptly upon receipt thereof.
(l) Orange Property HVAC Reserve. Transferee, Orange LLC and Pac Med LLC hereby acknowledge that two (2) roof top air conditioning units at the Orange Property (the “HVAC Units”) have been mounted and/or installed in a potentially defective manner and that corrective actions are necessary for such HVAC Units to operate properly (the “HVAC Corrective Measures”). Following the Closing of the Contribution Transaction with respect to the Orange Property, Transferee agrees to use commercially reasonable good faith efforts to pursue any available warranty claims against any contractors, installers and/or manufacturers with respect to the HVAC Units in order to pay for and/or cause to be performed the HVAC Corrective Measures (collectively, the “HVAC Warranty Claims”). If, after using good faith commercially reasonable efforts to pursue such HVAC Warranty Claims, such claims are denied and/or are insufficient to fully pay and/or perform the HVAC Corrective Measures, Transferee may take such HVAC Corrective Measures (or any portion thereof not covered by any such HVAC Warranty Claims) directly. In consideration of the foregoing, upon the Closing of the Contribution Transaction with respect to the Orange Property, NHP shall cause the Operating Partnership to establish a reserve account, which shall be funded with cash in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00) (the “HVAC Reserve Amount”). The HVAC Reserve Amount shall, at Orange LLC’s option, either be funded at the Closing of the Orange Property in cash by Orange LLC or by Transferee. To the extent that the HVAC Reserve Amount is funded by Transferee, the HVAC Reserve Amount will reduce (and be treated as a credit against) the Contribution Value with respect to the Orange Property in accordance with Section 2.1.1 hereof. If Transferee (i) diligently pursues the HVAC Warranty Claims and such HVAC Warranty Claims are denied and/or are insufficient to fully pay and/or perform the HVAC Corrective Measures, and (ii) performs the HVAC Corrective Measures directly (or any portion thereof not covered by the HVAC Warranty Claims) on or before February 29, 2012, then the cash held in the reserve established under this Section 2.3(l) shall be disbursed from such reserve by the Operating Partnership to the Property Owning Entity that owns the Orange Property in the actual amount of the costs incurred by Transferee with respect to such HVAC Corrective Measures and not covered by the HVAC Warranty Claims within thirty (30) days of receiving a written request from such Property Owning Entity, a copy of which notice shall be delivered simultaneously to Pac Med LLC. The notice delivered pursuant to the preceding sentence shall include a detailed description of all costs incurred by Transferee in taking any such HVAC Corrective Measures and not covered by any HVAC Warranty Claims and shall include reasonable supporting documentation of such costs. Any remaining cash in such reserve that is not so distributed, if any, shall be delivered to Pac Med LLC for distribution to Pac Med LLC or Orange LLC, as applicable, on or before March 31, 2012.
(m) Orange Property Mechanic’s Liens. Transferee, Orange LLC and Pac Med LLC hereby acknowledge that three (3) mechanic’s liens have been filed by C P Interiors Inc. against the Orange Property (the “Mechanic’s Liens”) and remain an encumbrance on the title to the Orange Property as of the Effective Date. In consideration of the foregoing, upon the Closing of the Contribution Transaction with respect to the Orange Property, NHP shall cause the Operating Partnership to establish a reserve account, which shall be funded with cash in an amount equal to Sixteen Thousand One Hundred Eleven Dollars and Fifty Cents ($16,111.50) (the “Mechanic’s Liens Amount”). The Mechanic’s Liens Amount shall, at Orange LLC’s option, either be funded at the Closing of the Orange Property in cash by Orange LLC or by Transferee. To the extent that the Mechanic’s Liens Amount is funded by Transferee, the Mechanic’s Liens Amount will reduce (and be treated as a credit against) the Contribution Value with respect to the Orange Property in accordance with Section 2.1.1 hereof. If, at its sole cost and expense, Pac Med LLC or Orange LLC, as applicable, fails to arrange for the payment and release of the Mechanic’s Liens in their entirety to the reasonable satisfaction of Transferee within thirty (30) days of the Closing of the Contribution Transaction with respect to the Orange Property, then such portion of the cash in the reserve established under this Section 2.3(m) that is attributable to any portion of the Mechanic’s Liens Amount then remaining due and unpaid shall be disbursed from such reserve by the Operating Partnership to the Property Owning Entity that owns the Orange Property within thirty (30) days of receiving a written request from such Property Owning Entity, a copy of which notice shall be delivered simultaneously to Pac Med LLC. Any remaining cash in such reserve that is not so distributed, if any, pursuant to this Section 2.3(m), shall be delivered to Pac Med LLC for distribution to Pac Med LLC or Orange LLC, as applicable, on May 1, 2010.”
11. MISCELLANEOUS PROVISIONS.
11.1 Governing Law. This Amendment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its principles of conflicts of law.

11.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
11.3 Headings. The Section headings of this Amendment are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.
11.4 Construction. This Amendment shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.
11.5 Effect of Amendment. In the event of any inconsistency between the terms of the Contribution Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.
11.6 Ratification. Except as otherwise expressly modified hereby, the Contribution Agreement shall remain in full force and effect, and all of the terms and provisions of the Contribution Agreement, as herein modified, are hereby ratified and reaffirmed.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

NHP:

NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation

By:	/s/ Abdo H. Khoury

	Name:	Abdo H. Khoury
	Title:	Chief Financial & Portfolio Officer Executive Vice President

OPERATING PARTNERSHIP:

NHP/PMB L.P., a Delaware limited partnership

By:	NHP/PMB GP LLC, a Delaware limited liability company, its General Partner

By:	NHP Operating Partnership L.P., a Delaware limited partnership, its Sole Member

By:	NHP GP LLC, a Delaware limited liability company, its General Partner

By:	Nationwide Health Properties, Inc., a Maryland corporation, its Sole Member

By:	/s/ Abdo H. Khoury

	Name:	Abdo H. Khoury
	Title:	Chief Financial & Portfolio Officer Executive Vice President
[Additional Signature Pages Follow]

Signature Page-1

PAC MED LLC:

PACIFIC MEDICAL BUILDINGS LLC, a California limited liability company

By:		PMB, INC., a California corporation, its Manager

	By:	/s/ Mark Toothacre

Mark Toothacre President

MISSION LLC:

PDP MISSION VIEJO LLC, a Delaware limited liability company

By:		PMB Founders Mission Viejo LLC, a California limited liability company, its Administrative Member

By:		Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:		PMB, Inc., a California corporation, its Manager

By:		/s/ Mark Toothacre

Mark Toothacre President
[Additional Signature Pages Follow]

Signature Page-2

ORANGE LLC:

PDP ORANGE LLC, a Delaware limited liability company

By:	PMB Founders Orange LLC, a California limited liability company, its Administrative Member

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre

Mark Toothacre President

BURBANK 2 LLC:

PMB BURBANK #2 LLC, a California limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre

Mark Toothacre President
[Additional Signature Page Follows]

Signature Page-3

PASADENA LLC:

PMB PASADENA LLC, a California limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre

Mark Toothacre President

GILBERT LLC:

PMB GILBERT LLC, a Delaware limited liability company

By:	Pacific Medical Buildings LLC, a California limited liability company, its Manager

By:	PMB, Inc., a California corporation, its Manager

By:	/s/ Mark Toothacre

Mark Toothacre President

Signature Page-4

EXHIBIT “A”
NET OPERATING INCOME AND CAP RATES FOR EACH OF
THE MISSION PROPERTY AND THE ORANGE PROPERTY
[See Attached.]

A-1

EXHIBIT “B”
PROP 13 TAX INCREASES FOR EACH OF
THE MISSION PROPERTY AND THE ORANGE PROPERTY
None.

B-1

EXHIBIT “C”
EXECUTED COPY OF THE CERTIFICATE OF REPRESENTATIONS
FOR EACH OF THE MISSION PROPERTY AND THE ORANGE PROPERTY
[See Attached.]

C-1

EXHIBIT “D”
ROFO CLOSING CONDITIONS FOR EACH OF THE MISSION PROPERTY
AND THE ORANGE PROPERTY
[See Attached.]

D-1

EXHIBIT “E
MISSION INVESTMENT ENTITY LLC AGREEMENT
[See Attached.]

E-1

EXHIBIT “F”
ORANGE INVESTMENT ENTITY LLC AGREEMENT
[See Attached.]

F-1

EXHIBIT “G”
ORANGE INVESTORS LLC AGREEMENT
[See Attached.]

G-1

EXHIBIT “H”
SECURITY DEPOSIT AGREEMENT
[See Attached.]

H-1

EXHIBIT “I”
BREAKDOWN OF THE ACTUAL PASADENA PORTFOLIO
PREMIUM ADJUSTMENT
[See Attached.]

I-1